Exhibit 99.1

Cover-All Technologies Inc. 412 Mt. Kemble Avenue, Suite 110C Morristown, NJ 07960 Tel: 973.461.5200	FOR IMMEDIATE RELEASE

Cover-All Announces Second Quarter 2013 Results

Revenue growth of 21% in first six months of 2013; Poised for record revenue year

MORRISTOWN, NEW JERSEY (August 12, 2013) – Cover-All Technologies Inc. (NYSE MKT: COVR), a Delaware corporation (“Cover-All” or the “Company”), today announced financial results for the quarter ended June 30, 2013.

“We are pleased to report significant revenue and EBITDA* growth for first six months in 2013 – up 21% and up 994%, respectively, year-over-year,” said Manish Shah, CEO and President of Cover-All. “Five new contracts this year, including license revenue from four contracts recognized in first six months of 2013, and increasing demand for professional services drove record revenue for first six months in 2013. We continue to see increasing demand for Cover-All Policy and BI solutions and professional services. With outstanding financial results for first six months in 2013, Cover-All is poised for a record revenue year.”

“We believe that technology transformation initiatives in the P/C insurance industry are in its early stages. We are focused on taking advantage of these opportunities by offering compelling solutions for the P/C insurance industry. During the past few years we have invested strategically to become a significant solution provider in the insurance technology marketplace by offering innovative solutions which are differentiated by providing significant business benefits such as speed-to-market, ease-of-use and adaptability for changing business needs.”

FINANCIAL HIGHLIGHTS FOR THE SIX MONTHS ENDED JUNE 30, 2013

Revenue

•	Total revenues for the six months ended June 30, 2013 were $10.9 million compared to $9.0 million for the same period in 2012.
•	License revenue for the six months ended June 30, 2013 was $4.3 million compared to $2.4 million for the same period in 2012.
•	Support Services revenue (which represents contracted continuing revenue) was $4.0 million for the six months ended June 30, 2013 compared to $4.3 million in the same period in 2012.
•	Professional Services revenue for the six months ended June 30, 2013 was $2.6 million compared to $2.3 million for the same period in 2012.

GAAP Profitability

•	Operating income (loss) for the six months ended June 30, 2013 was $(256,000) compared to $(1.5) million in the comparable period in 2012.
•	Net income (loss) for the six months ended June 30, 2012 was $(444,000), or $(0.02) per basic and diluted share (based on 26.0 million basic and diluted weighted average shares), compared to $(1.5) million, or $(0.06) per basic and diluted share (based on 25.9 million basic and diluted weighted average shares), in the same period of 2012.

Non-GAAP Profitability

•	Earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP metric, was $2.2 million, or $0.09 per basic diluted share (based on 26.0 million basic and diluted weighted average shares), for the six months ended June 30, 2013 compared to $202,000, or $0.01 per basic and diluted share (based on 25.9 million basic and diluted weighted average shares), for the six months ended June 30, 2012.

FINANCIAL HIGHLIGHTS FOR THE THREE MONTHS ENDED JUNE 30, 2013

Revenue

•	Total revenues for the three months ended June 30, 2013 were $4.0 million compared to $5.4 million for the same period in 2012.
•	License revenue for the three months ended June 30, 2013 was $697,000 compared to $2.3 million for the same period in 2012.
•	Support Services revenue (which represents contracted continuing revenue) was $2.0 million for the quarter ended June 30, 2013 compared to $2.1 million for the same quarter last year.
•	Professional Services revenue for the second quarter of 2013 was $1.3 million, compared to $1.0 million for the same quarter in 2012.

GAAP Profitability

•	Total expenses (cost of revenue and operating expenses) for the three months ended June 30, 2013 were $5.1 million compared to $5.5 million in the comparable period of 2012.
•	Operating income (loss) for the three months ended June 30, 2013 was $(1.1) million compared to $(54,000) in the comparable period in 2012.
•	Net income (loss) for the three months ended June 30, 2013 was $(1.1) million, or $(0.04) per basic and diluted share (based on 26.1 million basic and diluted weighted average shares), compared to $(39,000), or $(0.00) per basic and diluted share (based on 25.9 million basic and diluted weighted average shares), in the same quarter of 2012.

Non-GAAP Profitability

•	EBITDA, a non-GAAP metric, was $217,000, or $0.01 per basic and diluted share (based on 26.1 million basic and diluted weighted average shares), for the three months ended June 30, 2013 compared to $831,000, or $0.03 per basic and diluted share (based on 25.9 million basic and diluted weighted average shares), for the three months ended June 30, 2012.

Balance Sheet

•	As of June 30, 2013, the Company had $2.3 million in cash and cash equivalents and $1.3 million in accounts receivable.

WEBCAST AND CONFERENCE CALL INFORMATION

Management will conduct a live teleconference to discuss its 2013 second quarter financial results at 4:30 p.m. EDT on Monday, August 12, 2013. Anyone interested in participating should call 1-877-941-2068 if calling from the United States, or 1-480-629-9712 if dialing internationally. A replay will be available until August 26, 2013, which can be accessed by dialing 1-877-870-5176 within the United States and 1-858-384-5517 if dialing internationally. Please use passcode 4634232 to access the replay.

In addition, the call will be webcast and will be available on the Company’s website at www.cover-all.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks which may cause the Company’s actual results in future periods to differ materially from expected results. Those risks include, among others, risks associated with increased competition, customer decisions, the successful completion of continuing development of new products, the successful negotiations, execution and implementation of anticipated new software contracts, the successful implementation of our acquisition strategies and our ability to complete or integrate acquisitions, the successful addition of personnel in the marketing and technical areas, our ability to complete development and sell and license our products at prices which result in sufficient revenues to realize profits and other business factors beyond the Company’s control. Those and other risks are described in the Company’s filings with the Securities and Exchange Commission (“SEC”) over the last 12 months, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 29, 2013, copies of which are available from the SEC or may be obtained upon request from the Company.

ABOUT NON-GAAP FINANCIAL MEASURES

In evaluating its business, Cover-All considers and uses EBITDA as a supplemental measure of its operating performance. The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization. The Company presents EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term EBITDA is not defined under U.S. generally accepted accounting principles (“U.S. GAAP”) and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. EBITDA has limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider EBITDA in isolation or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, EBITDA does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than Cover-All, limiting their usefulness as comparative tools. Cover-All compensates for these limitations by relying on its U.S. GAAP results and using EBITDA only supplementally.

ABOUT COVER-ALL TECHNOLOGIES INC.

Cover-All Technologies Inc., since 1981, has been a leader in developing sophisticated software solutions for the property and casualty insurance industry – the first to deliver PC-based commercial insurance rating and policy issuance software. Currently, Cover-All is building on its reputation for quality insurance solutions, knowledgeable people and outstanding customer service by creating new and innovative insurance solutions that leverage the latest technologies and bring its customers outstanding capabilities and value. With its extensive insurance knowledge, experience and commitment to quality, Cover-All continues its tradition of developing technology solutions designed to revolutionize the way the property and casualty insurance business is conducted. Additional information is available online at www.cover-all.com.

Cover-All®, My Insurance Center™ (MIC) NexGen, Insurance Policy Database™ (IPD) and PipelineClaims™ are trademarks or registered trademarks of Cover-All Technologies Inc. All other company and product names mentioned are trademarks or registered trademarks of their respective holders.

Contact

Ann Massey

Chief Financial Officer

(973) 461-5190

amassey@cover-all.com

Cover-All Technologies Inc. and Subsidiaries

CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Revenues:
Licenses	$ 696,599	$ 2,296,000	$ 4,319,848	$ 2,425,998
Support Services	1,981,215	2,141,182	4,004,178	4,281,359
Professional Services	1,325,694	1,001,164	2,565,315	2,283,083
Total Revenues	4,003,508	5,438,346	10,889,341	8,990,440
Cost of Revenues:
Licenses	$ 871,017	1,187,770	2,323,124	2,175,540
Support Services	1,636,114	1,549,203	4,313,964	3,047,702
Professional Services	765,485	1,287,877	1,442,766	2,566,167
Total Cost of Revenues	3,272,616	4,024,850	8,079,854	7,789,409
Direct Margin	730,892	1,413,496	2,809,487	1,201,031
Operating Expenses:
Sales and Marketing	525,618	812,137	1,173,671	1,348,584
General and Administrative	488,932	449,642	1,065,961	871,123
Acquisition Costs	—	—	—	136,957
Research and Development	774,745	205,331	825,755	359,506
Total Operating Expenses	1,789,295	1,467,110	3,065,387	2,716,170
Operating Income (Loss)	(1,058,403)	(53,614)	(255,900)	(1,515,139)
Other Expense (Income)
Interest Expense	90,912	—	183,423	—
Interest Income	—	(5)	—	(37)
Other Income	(3,821)	(14,441)	(3,821)	(14,539)
Total Other (Income) Expense	87,091	(14,446)	179,602	(14,576)
Income (Loss) Before Income Taxes	(1,145,494)	(39,168)	(435,502)	(1,500,563)
Income Taxes	3,505	—	8,171	—
Net Income (Loss)	$ (1,148,999)	$ (39,168)	$ (443,673)	$ (1,500,563)
Basic Earnings (Loss) Per Common Share	$ (0.04)	$ (0.00)	$ (0.02)	$ (0.06)
Diluted Earnings (Loss) Per Common Share	$ (0.04)	$ (0.00)	$ (0.02)	$ (0.06)
Weighted Average Number of Common Shares Outstanding for Basic Earnings Per Common Share	26,082,000	25,858,000	26,026,000	25,858,000
Weighted Average Number of Common Shares Outstanding for Diluted Earnings Per Common Share	26,082,000	25,858,000	26,026,000	25,858,000

Cover-All Technologies Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	June 30, 2013	December 31, 2012
	(Unaudited)
Assets:
Current Assets:
Cash and Cash Equivalents	$ 2,287,982	$ 1,353,892
Accounts Receivable (Less Allowance for Doubtful Accounts of $25,000)	1,342,327	2,365,750
Prepaid Expenses	780,166	528,398
Deferred Tax Asset	910,998	910,998
Total Current Assets	5,321,473	5,159,038
Property and Equipment – Net	812,959	922,881
Goodwill	1,039,114	1,039,114
Capitalized Software (Less Accumulated Amortization of $19,931,872 and $17,658,748 in 2013 and 2012, Respectively)	9,599,157	10,441,992
Customer Lists/Relationships (Less Accumulated Amortization of $311,000 and $260,093 in 2013 and 2012, Respectively)	91,000	141,907
Deferred Tax Asset	2,614,430	2,614,430
Deferred Financing Costs (Net Amortization of $21,563 and $7,870 in 2013 and 2012, Respectively)	70,720	84,413
Other Assets	255,206	362,806
Total Assets	$ 19,804,059	$ 20,766,581

Liabilities and Stockholders’ Equity:
Current Liabilities:
Accounts Payable	$ 1,499,386	$ 1,681,007
Accrued Expenses	602,425	1,390,533
Accrued Income Taxes	16,159	—
Deferred Charges	246,023	83,455
Current Portion of Capital Lease	112,233	109,878
Unearned Revenue	2,376,966	2,426,810
Total Current Liabilities	4,853,192	5,691,683
Long-Term Liabilities:
Long-Term Debt	1,545,876	1,457,945
Long-Term Portion of Capital Lease	411,067	476,664
Total Liabilities	6,810,135	7,626,292
Commitments and Contingencies	—	—
Stockholders’ Equity: Common Stock, $.01 Par Value, Authorized 75,000,000 Shares; 26,196,106 and 25,936,106 Shares Issued and Outstanding in 2013 and 2012, Respectively	261,961	259,361
Additional Paid-In Capital	32,298,617	32,003,909
Accumulated Deficit	(19,566,654)	(19,122,981)
Total Stockholders’ Equity	12,993,924	13,140,289
Total Liabilities and Stockholders’ Equity	$ 19,804,059	$ 20,766,581

Cover-All Technologies Inc. and Subsidiaries

EBITDA RECONCILIATION TO U.S. GAAP NET INCOME

(UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

Net Income (Loss)	$ (1,148,999)	$ (39,168)	$ (443,673)	$ (1,500,563)

Interest Expense (Income), Net	90,912	(5)	183,423	(37)
Income Tax Expense	3,505	—	8,171	—
Depreciation	66,398	43,252	128,236	83,112
Amortization	1,205,372	826,788	2,337,725	1,619,891

EBITDA	$ 217,188	$ 830,867	$ 2,213,882	$ 202,403

EBITDA per Common Share:
Basic	$ 0.01	$ 0.03	$ 0.09	$ 0.01
Diluted	$ 0.01	$ 0.03	$ 0.09	$ 0.01